UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

Team Nation Holdings, Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-144597	26-3876357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center
700 Louisiana Street, Suite 3950
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 390-2787

Sarasota Courthouse Center, 1990 Main Street, Suite 150, Sarasota, Florida 34236
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On January 8, 2014, the Company delivered certificates representing 60 preferred shares and one billion common shares to its Transfer Agent with instructions to cancel because the certificates were issued without corporate authority.  The Transfer Agent failed to follow our instructions and the certificates have been deposited into the registry of a court in Tampa, Florida as a result of a lawsuit claiming ownership of the certificates.

There is no record of a designation of the Preferred A shares filed with the Nevada Secretary of State.

The Company intended for these unauthorized certificates to be canceled and the resolution for cancellation was to be forwarded to the DTC in an effort to have the "chill" lifted from the Company's stock. We continue to pursue all legal options to have the court determine that the unauthorized certificates be canceled and declared void.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 TEAM NATION HOLDINGS, CORP.

 By: /s/ Alonzo V. Pierce
       Alonzo V. Pierce
       President and Chief Executive Officer

February 20, 2014